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                                                                     Exhibit 4.1


                     SECOND AMENDMENT TO WARRANT AGREEMENT


         This Second Amendment to Warrant Agreement (the "Second Amendment") is effective as of this ___ day of July, 1997, by and between Medical Technology Systems, Inc., a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent").


                                   BACKGROUND

         The Company originally entered into a Warrant Agreement with the Warrant Agent in connection with a public offering of the Company's securities pursuant to a prospectus dated July 17, 1991. On July 2, 1996, the parties executed an Amendment to Warrant Agreement (the "Amendment") that extended to July 17, 1997 from July 17, 1996 the expiration date of the warrants to purchase shares of the Company's common stock (the "Warrants"). The parties desire to amend the Warrant Agreement and the Amendment for purposes of further extending the expiration date of the Warrants.

         Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                     TERMS

         1. Expiration Date of Warrants. The Warrant Expiration Date is hereby extended to July 17, 1998 from July 17, 1997.

         2. No Other Effect. Except as specifically set forth above, this instrument shall not affect the rights of the parties under the Warrant Agreement or the Amendment.

         3.      Counterparts, Amendment, and Construction.  This instrument:
(a) may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument; (b) cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement entered into by all the parties to this Second Amendment; and (c) shall be construed and enforced in accordance with the laws of Florida.
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         IN WITNESS WHEREOF, the parties have executed this Second Amendment effective as of the date first written above.


                                    MEDICAL TECHNOLOGY SYSTEMS, INC.



                                    By:
                                       ---------------------------------------
                                             Michael P. Conroy, Vice President
                                             and Chief Financial Officer


                                    CONTINENTAL STOCK TRANSFER &
                                    TRUST COMPANY



                                    By:
                                       ---------------------------------------
                                             Authorized Officer





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